Immunic Appoints Distinguished Biopharmaceutical Executive
Erik Lundgren as Chief Executive Officer

– Proven Leader with Deep Multiple Sclerosis Expertise; Played Key Role in the Launch of Ocrevus® –

– Will Leverage Senior Global Executive and Commercial Experience to Support Immunic’s Transition Toward a Commercial-Stage Multiple Sclerosis Company –

NEW YORK, May 27, 2026 – Immunic, Inc. (Nasdaq: IMUX), a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases, today announced the appointment of distinguished biopharmaceutical executive Erik Lundgren as Chief Executive Officer, effective May 22, 2026, with employment beginning on June 1, 2026. Mr. Lundgren succeeds Daniel Vitt, Ph.D., who will retain responsibility for scientific strategy and portfolio advancement while remaining a member of Immunic's Board of Directors.

Mr. Lundgren will lead Immunic as the company advances vidofludimus calcium through late-stage clinical development, including the pivotal phase 3 ENSURE program in relapsing multiple sclerosis (RMS) and the planned phase 3 program in primary progressive multiple sclerosis (PPMS), while also preparing for potential new drug application (NDA) filing, regulatory approval and commercialization.

“Immunic has evolved into a global late-stage biotechnology company built around its lead asset, vidofludimus calcium, which we believe represents one of the most compelling and differentiated opportunities in multiple sclerosis (MS) today,” stated Michael W. Bonney, Chair of Immunic’s Board of Directors. “As we look to our next phase of growth, including the pivotal phase 3 RMS data readout expected by year-end, preparations for NDA filing in this indication and potential commercialization thereafter, Erik’s experience will be invaluable. I look forward to working with him as we continue transitioning Immunic toward a commercial-stage neurology company and deliver a potential next-generation treatment option for people living with MS.”

“I am truly honored to be joining Immunic at such an exciting and pivotal moment,” stated Mr. Lundgren. “Over the past decade, the treatment landscape for MS has advanced meaningfully, broadening what is possible for people living with this complex disease. Yet a large unmet need remains, particularly for treatment options with the potential to slow disability progression and preserve neurological function. Vidofludimus calcium’s potential to treat MS by targeting both immunological and neuroprotective pathways, along with a safety and tolerability profile that appears favorable to date, offers a differentiated approach within the MS therapeutic landscape, with the chance to impact both relapsing and progressive forms of the disease. Having spent my career focused on bringing innovative medicines to patients, including those with MS, I believe Immunic is uniquely positioned to advance this important program through late-stage development and potential commercialization. I look forward to working alongside the talented team at Immunic to help realize that vision.”

“Erik is highly accomplished and possesses the strategic, operational and commercial know-how needed to steer Immunic at this critical juncture,” added Dr. Vitt. “His deep expertise in MS, including his role in helping shape the launch of Ocrevus®, combined with his long tenure and broad experience across Genentech and Roche, will be instrumental as we advance vidofludimus calcium through the pivotal phase 3 ENSURE readout in RMS and continue preparations for our planned phase 3 program in PPMS. As we approach these important milestones and continue our evolution toward becoming a commercial-stage biotechnology company, I am convinced that Erik is the right leader to guide Immunic into its next chapter. I look forward to continuing to support the company's scientific strategy and working alongside Erik and the Board to realize the full potential of our pipeline.”

Mr. Lundgren brings nearly two decades of biopharmaceutical experience spanning commercial strategy, product launches, global portfolio leadership, marketing and general management, with particular expertise in MS. He most recently served as Senior Vice President, Commercial Portfolio Organization at Genentech (a member of the Roche Group), where he led and oversaw the commercial strategy across all therapeutic areas of the company's broad portfolio. Prior to this role, he served as General Manager of Roche Czech Republic, where he led full operations and commercial strategy. Earlier, he served as Lifecycle Leader for Huntington's disease within Roche's neuroscience portfolio.

Mr. Lundgren spent more than a decade at Genentech in roles of increasing responsibility, including serving as Senior Marketing Director supporting the launch and commercialization of Ocrevus® (ocrelizumab), a foundational treatment for RMS and PPMS and one of the most successful launches in neurology. He also held commercial leadership roles supporting the launches of oncology medicines, including Kadcyla® (ado-trastuzumab emtansine) and Zelboraf® (vemurafenib), and led various sales teams within Genentech's oncology franchise.

Mr. Lundgren earned his Bachelor of Arts in Public Policy from Duke University and his Master of Business Administration from Harvard Business School.

The Compensation Committee of Immunic's Board of Directors granted Mr. Lundgren an initial equity option to purchase 1,000,000 shares of common stock of the company under the Immunic, Inc. 2026 Inducement Equity Compensation Plan (the “Options”). The Options were granted as an inducement material to Mr. Lundgren’s commencement of employment pursuant to NASDAQ Listing Rule 5635(c)(4). The Options will be time vested, with 25% vesting on the one-year anniversary of May 22, 2026 and the remainder vesting on a monthly basis in 36 equal installments.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases. The company’s lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 clinical trials for the treatment of relapsing multiple sclerosis, for which top-line data is expected to be available by the end of 2026. It has already shown therapeutic activity in phase 2 clinical trials in relapsing-remitting multiple sclerosis, progressive multiple sclerosis and other diseases. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor-related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). The company’s development pipeline also includes earlier-stage programs, including IMU-856 and IMU-381, aimed at building a broader therapeutics platform addressing neurodegenerative, chronic inflammatory, and autoimmune-related diseases. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash and cash runway, expected timing, development and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to expectations regarding Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target diseases; preclinical and clinical data for Immunic's development programs; the timing of current and future clinical trials, anticipated clinical milestones and regulatory approvals; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; expectations regarding the capitalization, resources and ownership structure of the company; the executive and board structure of the company; and the appointment of Mr. Lundgren and his integration into the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, increasing inflation, tariffs and macroeconomic trends, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, and the ability to raise sufficient capital to continue as a going concern, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, any changes to the size of the target markets for the company’s products or product candidates, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in the company’s subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all of the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Vice President Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact
Rx Communications Group
Paula Schwartz
+1 917 633 7790
immunic@rxir.com

US Media Contact
KCSA Strategic Communications
Caitlin Kasunich
+1 212 896 1241
ckasunich@kcsa.com